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Exhibit 11

Statement re computation of per share earnings
(amounts in thousands except per share amounts)


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
                                                                                                              Six months ended
                                                         Year ended October 31,                                   April 30,
                                           1997          1998          1999         2000          2001       2001         2002

Basic weighted average
     shares                              68,254        72,965        73,378       72,537        71,670        72,591    70,425
Common stock equivalents                  1,581         2,874         1,493        2,288         5,697         6,105     4,816
Convertible subordinated
     notes                                4,690           882
Diluted weighted average
     shares                              74,525        76,721        74,872       74,825        77,367        78,697    75,241



Income before
 Extraordinary loss                     $67,847       $85,819      $103,027     $145,943      $213,673       $85,703   $97,004
Add-back interest on
    Convertible debt                      1,512           315
Income before extraordinary
    Loss used for the
    Computation of diluted
    Earnings per share                  $69,359       $86,134      $103,027     $145,943      $213,673       $85,703   $97,004
Earnings per share
   Basic                                  $0.99         $1.18         $1.40        $2.01         $2.98         $1.18     $1.38
   Diluted                                $0.93         $1.12         $1.38        $1.95         $2.76         $1.09     $1.29


Net income                              $65,075       $84,704      $101,566     $145,943      $213,673       $85,703   $97,004
Add-back interest on
    Convertible debt                      1,512           315
Net income used for the
    computation of diluted
    earnings per share                  $66,587       $85,019      $101,566     $145,943      $213,673       $85,703   $97,004
Earnings per share
   Basic                                  $0.95         $1.16         $1.38        $2.01         $2.98         $1.18     $1.38
   Diluted                                $0.89         $1.11         $1.36        $1.95         $2.76         $1.09     $1.29



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